UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2009

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting on November 5, 2009, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) elected Mr. Mark B. Puckett as a director to fill the newly created directorship resulting from the Board’s decision to increase the number of directors from seven to eight. Mr. Puckett will serve as a Class II director, and his term on the Board will expire at the Company’s annual meeting of stockholders in 2012. The Board has not yet determined what committee or committees, if any, on which Mr. Puckett will serve.
     There are no understandings or arrangements between Mr. Puckett and any other person pursuant to which Mr. Puckett was elected to serve as a director of the Company. There are no relationships between Mr. Puckett and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Puckett will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s 2006 Stock Incentive Plan.
     In connection with Mr. Puckett’s election to the Board, he received an initial equity award of 1,864 shares of restricted stock. The shares of restricted stock, which were issued under the Company’s 2006 Stock Incentive Plan, vest on November 5, 2010. In addition, the Company entered into an indemnification agreement with Mr. Puckett on November 5, 2009. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.
     The indemnification agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The indemnification agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Puckett, in his capacity as a director, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The indemnification agreement generally covers claims relating to the fact that the Mr. Puckett is or was an officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the Company's request in such a position for another entity. The indemnification agreement also obligates the Company to promptly advance all expenses incurred in connection with any claim. Mr. Puckett is, in turn, obligated to reimburse the Company for all amounts so advanced if it is later determined that Mr. Puckett is not entitled to indemnification. The indemnification provided under the indemnification agreement is not exclusive of any other indemnity rights; however, double payment to Mr. Puckett is prohibited.
Item 8.01 Other Events.
     On November 5, 2009, the Board appointed Mr. C. William Giraud to the office of Vice President, General Counsel and Secretary of the Company, to serve until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. In connection with the appointment, the Company entered into an indemnification agreement with Mr. Giraud on November 5, 2009. The indemnification agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein in its entirety.

     The terms of Mr. Giraud’s indemnification agreement are substantially identical to Mr. Puckett’s. The information regarding the terms of the indemnification agreement under Item 5.02 above is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
10.1	Indemnification Agreement, dated November 5, 2009, between Concho Resources Inc. and Mark B. Puckett.

10.2	Indemnification Agreement, dated November 5, 2009, between Concho Resources Inc. and C. William Giraud.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: November 12, 2009	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indemnification Agreement, dated November 5, 2009, between Concho Resources Inc. and Mark B. Puckett.

10.2	Indemnification Agreement, dated November 5, 2009, between Concho Resources Inc. and C. William Giraud.